REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 2

This Amendment No. 2 (the “Amendment”) to that certain Registration Rights Agreement dated February 14, 2005, as amended, (the “Agreement”) by and among Technest Holdings, Inc., a Nevada corporation (the “Company”) and the purchasers signatory thereto is made and entered into as of February 27, 2006 by and among the Company and the holders signatory hereto who constitute the holders of a majority of the outstanding Registrable Securities.

WITNESSETH THAT

WHEREAS the holders signatory hereto were parties to the Agreement; and

WHEREAS the holders signatory hereto hold a majority of the currently outstanding Registrable Securities; and

WHEREAS the holders signatory hereto desire, on behalf of themselves and all other purchasers signatory to the Agreement, to amend the Agreement to clarify Section 4 of the Agreement to more accurately reflect the original intent of the purchasers signatory to the Agreement to ensure an orderly flow of the Registrable Securities into the public markets; and

WHEREAS the Company desires to amend the Agreement to confirm and clarify certain selling restrictions contained in the Agreement; and

WHEREAS Section 7(a) of the Agreement provides that the Agreement may be amended by a writing signed by the Company and the Holders of a majority of the then outstanding Registrable Securities;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and intending to be legally bound hereby, the Company and each holder signatory hereto agrees as follows:

1.

Definitions.

(a) Capitalized terms used and not otherwise defined herein that are defined in the Agreement shall have the meanings given such terms in the Agreement.

(b) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

2.

Effective immediately, Section 4 of the Agreement shall be and read in its entirety as follows:

4. Obligations of the Holders.  In connection with sales of the Registrable Securities pursuant to a Registration Statement or pursuant to Rule 144, each Holder agrees as follows:

(a) It shall be a condition precedent to the obligations of the Company to take any actions pursuant to Section 3 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

(b) Each Holder shall comply with all applicable securities laws in connection with its sales of Registrable Securities, including, without limitation, any prospectus delivery requirement.

(c) Each Holder shall not, and shall cause all persons, either individually or in the aggregate, to whom such Holder may transfer Registrable Securities not to, sell more than 25% of the Registrable Securities acquired by such Holder pursuant to the Purchase Agreement in any period of 20 consecutive trading days, with such limitation to be pro-rated on a daily basis.

(d) In no event shall the Company, or its agents, be required to recognize or give effect to any sale or transfer of Registrable Securities made in violation of this Section 4.

3.

Except for those changes specifically noted herein, the Agreement remains in full force and effect and a binding obligation on all parties.

4.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TECNHEST HOLDINGS, INC.

By: /s/ Robert Tarini

                                                                                                      N ame:   Robert Tarini

                                                                                                      Title :   Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

Holder:  ipPartners, Inc.

By: /s/ Robert Tarini

                                                                                                      N ame:   Robert Tarini

                                                                                                      Title :   President

                Percentage of Registrable Securities Held as of date first written above:__10.8%

Holder:  Verdi Consulting, Inc.

By: /s/ Chad Verdi

                                                                                                      N ame:   Chad Verdi

                                                                                                      Title :   President/Chief Executive Officer

            Percentage of Registrable Securities Held as of date first written above:__24.0%

Holder: Southridge Partners LP

By: /s/ Stephen Hicks

                                                                                                      N ame:   Stephen Hicks

                                                                                                      Title :

Percentage of Registrable Securities Held as of date first written above:___30.2%___   ____________

Holder:  DKR Soundshore Oasis Holding Fund, Ltd.

By: /s/Barbara Burger

                                                                                                      N ame:   Barbara Burger

                                                                                                      Title :      Director

Percentage of Registrable Securities Held as of date first written above:___21.0%_   ____________

Holder:  DKR Soundshore Strategic Holding Fund, Ltd.

By: /s/Barbara Burger

                                                                                                      N ame:   Barbara Burger

                                                                                                      Title :      Director

Percentage of Registrable Securities Held as of date first written above:___1.1%_   ____________